Exhibit 10.39
Corporate Headquarters
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Equinix.com
+1 650 598 6000 Main

September 21, 2022

Charles Meyers
Equinix, Inc,
One Lagoon Drive
Redwood City, CA 94065

Dear Charles:

On October 12, 2018, you entered into a letter agreement (the “Letter Agreement”) with Equinix, Inc. (“Equinix”) relating to your appointment as Equinix’s Chief Executive Officer and President.

The Letter Agreement stated that your position would be based at Equinix’s corporate headquarters in Redwood City, California, and that Equinix would assist you and your family with your relocation (the “Relocation”) by offering the benefits outlined in such Letter Agreement.

This letter seeks to acknowledge that while efforts were made by you towards your relocation, and costs were incurred by you in connection therewith, at this time your position is no longer required to be based at Equinix’s corporate headquarters in Redwood City, California and the Letter Agreement is hereby terminated.

Sincerely,

/s/ Peter Van Camp_____________________________
Peter Van Camp
Executive Chairman

Agreed to and Acknowledged:

_/s/ Charles Meyers______________________________
Charles Meyers
President & CEO